                                                                     EXHIBIT 1.0


                               13,500,000 SHARES


                            PINNACLE HOLDINGS INC.

                    COMMON STOCK, $.001 PAR VALUE PER SHARE

                            UNDERWRITING AGREEMENT





August ___, 1998

                                             August __, 1998



Morgan Stanley & Co. Incorporated
Smith Barney Inc.
Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Raymond James & Associates, Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Smith Barney Inc.
Goldman Sachs International
NationsBanc Montgomery Securities LLC
Raymond James & Associates, Inc.
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

     Pinnacle Holdings Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto propose to sell to the several Underwriters (as defined below), an aggregate of 13,500,000 shares of the Common Stock, par value $.001 per share, of the Company (the "FIRM SHARES"), of which 11,739,130 shares are to be issued and sold by the Company (the "COMPANY SHARES") and 1,760,870 shares are to be sold by the Selling Shareholders (the "SELLING SHAREHOLDER SHARES").

     It is understood that, subject to the conditions hereafter stated, 10,800,000 Firm Shares (the "U.S. FIRM SHARES"), consisting of 9,391,304 Company Shares and 1,408,696 Selling Shareholder Shares, will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. and International Underwriters of even date herewith), and 2,700,000 Firm Shares (the "INTERNATIONAL SHARES"), consisting of 2,347,826 Company Shares and 352,174 Selling Shareholder Shares, will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Smith Barney Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Smith Barney Inc., Goldman Sachs International, NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,760,870 shares of the Common Stock, par value $.001 per share, of the Company (the "ADDITIONAL COMPANY SHARES"), and the Selling Shareholders severally propose to sell to the Underwriters not more than an additional 264,130 shares of the Common Stock, par value $.001 per share, of the Company (the "ADDITIONAL SELLING SHAREHOLDER SHARES," and together with the Additional Company Shares, the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, par value $.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

     As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Shares, up to 675,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "UNDERWRITERS" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-11 (File No. 333-59297) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page.

The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

     It is understood that on July 7, 1998, the Company entered into an agreement (the "PURCHASE AGREEMENT") with MobileMedia Corporation ("MOBILEMEDIA") to acquire 163 wireless communications towers from MobileMedia for $170 million plus fees and expenses (the "MOBILEMEDIA ACQUISITION"). It is further understood that pursuant to the Purchase Agreement, the Company intends to enter into a 15-year lease (the "MASTER LEASE") to provide rental tower space to MobileMedia Communications, Inc. ("MM COMMUNICATIONS"), an affiliate of MobileMedia. For the purposes of this agreement, all references to the "Pro Forma Company" refer to the operations of the Company after giving effect to the MobileMedia Acquisition.

     It is also understood that on                  , 1998, the Company, ABRY
Broadcast Partners II, L.P. ("ABRY") and all of the Non-ABRY Selling Shareholders (as defined herein) entered into a recapitalization agreement (the
"Recapitalization Agreement") and on August      , 1998 the Company amended its
certificate of incorporation in order to convert, substantially contemporaneously with the closing of the offering of the Shares, any and all outstanding shares of the Company's Class A, Class B, Class C, Class D and Class E Common Stock into shares of Common Stock and to provide for a distribution to holders of certain classes of such common stock to satisfy certain preferential rights and yields relating thereto (such transactions being referred to herein as the "RECAPITALIZATION"). In connection with the Recapitalization, the Company, ABRY II and the Non-ABRY Selling Shareholders also entered into a
registration rights agreement dated as of August    , 1998 (the "REGISTRATION
RIGHTS AGREEMENT").

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the

     Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has, and after giving effect to the MobileMedia Acquisition, will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and
     (iii) is and, after giving effect to the MobileMedia Acquisition, will be, duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either the Company and its subsidiaries, taken as a whole, or on the Pro Forma Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has, and after giving effect to the MobileMedia Acquisition, will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is and, after giving effect to the MobileMedia Acquisition, will be, duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Purchase Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and, to the knowledge of the Company, MobileMedia; the Purchase Agreement is in full force and effect as of the date hereof and neither the Company, nor, to the knowledge of the Company, MobileMedia, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under the Purchase Agreement, except for violations and defaults which individually or in the aggregate would not be material to either the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries, taken as a whole; the U.S. Bankruptcy Court for the District of Delaware has entered an order approving the Purchase Agreement and the MobileMedia Acquisition, and, to the Company's knowledge (after due inquiry), no notice of appeal in respect of such approval has been filed by any party.

          (g) Each of the Recapitalization Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (h) After giving effect to the Recapitalization, upon the Closing of the offering, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" in the column entitled "Pro Forma As Adjusted," and the authorized capital stock of the Company will conform as to legal matters in all material respects to the description thereof contained in the Prospectus.

          (i) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company (including the shares of Common Stock to be exchanged pursuant to the Recapitalization for the Shares to be sold by the Selling Shareholder), have been duly authorized and are and, after giving effect to the Recapitalization, will be, as of the Closing Date, validly issued, fully paid and non-assessable.

          (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Purchase Agreement, the

     Recapitalization Agreement and the Registration Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Purchase Agreement, the Recapitalization Agreement or the Registration Rights Agreement, except as described in the Prospectus and such as may be required by the securities or Blue Sky laws of, the various states in connection with the offer and sale of the Shares.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change in the MobileMedia Acquisition or in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject or, to the Company's knowledge (after due inquiry), to which the Pro Forma Company or any of its subsidiaries is a party or to which any of the Pro Forma Company's properties is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not and, after giving effect to the Mobile Media Acquisition, the Recapitalization and the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) The Company and its subsidiaries (i) are and, to the Company's knowledge (after due inquiry), after giving effect to the MobileMedia Acquisition, will be, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have and, after giving effect to the MobileMedia Acquisition, will have, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are and, to the Company's knowledge (after due inquiry), after giving effect to the MobileMedia Acquisition, will be, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole or on the Pro Forma Company and its subsidiaries, taken as a whole.

          (q) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Communications Commission (the "FCC") and the Federal Aviation Authority ("FAA")) (any of the foregoing a "LICENSE") necessary for either the Company and its subsidiaries or the Pro Forma Company and its subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company or on the Pro Forma Company; and the Company and its subsidiaries are and, after giving effect to the MobileMedia Acquisition, will continue to be in compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company or on the Pro Forma Company; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company or on the Pro Forma Company; the Company and its subsidiaries are not, and after giving effect to the MobileMedia Acquisition will not be, required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC, the FAA or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement, the Purchase Agreement, the Registration Rights Agreement or the Recapitalization Agreement.

          (r) The Company and its subsidiaries have, and after giving effect to the MobileMedia Acquisition, will have, duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act and the rules and regulations promulgated thereunder, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC and FAA; the Company is not aware of any event or circumstance constituting noncompliance (or any person alleging noncompliance) with any rule or regulation of the FAA which such event or circumstance would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Pro Forma Company and its subsidiaries, taken as a whole.

          (s) There does not exist and to the Company's knowledge (after due inquiry), after giving effect to the MobileMedia Acquisition, there will not exist, any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole or on the Pro Forma Company and its subsidiaries, taken as a whole.

          (t) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (u) The Company has, since its inception, been organized and operated, and as of the Closing Date and after giving effect to the Recapitalization and the offering and upon consummation of the MobileMedia Acquisition, will continue to be organized and to operate, in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (v) The Company has and, after giving effect to the MobileMedia Acquisition, will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of either the Company or the Pro Forma Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or the Pro Forma Company; and any real property and buildings held under lease by the Company are and, after giving effect to the MobileMedia Acquisition, will be, held by the Company under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the Pro Forma Company and its subsidiaries taken as a whole and which are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or the Pro Forma Company, except as described in or contemplated by the Prospectus.

          (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus.

          (x) (A) There are no administrative or judicial proceedings pending before, or threatened by, the FCC with respect to the Company, MobileMedia or any subsidiary of either the Company or MobileMedia, or any towers owned or operated by the Company or MobileMedia or any such subsidiaries which, if determined adversely, individually or in the aggregate, could reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken on a whole, or the Pro Form Company and its subsidiaries, taken as a whole and (B) the registration with the FCC of such towers is in full force and effect and is not subject to any special conditions (other than those conditions of a type customarily imposed under the general rules, regulations and policies of the FCC) that would materially and adversely affect the operation of such towers, taken as a whole.

          (y) The Company and its subsidiaries possess and, after giving effect to the Mobile Media Acquisition, will possess, all certificates, authorizations, permits and licenses issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (z) The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of their operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (aa) The Company is and, after giving effect to the Mobile Media Acquisition, will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company or the Pro Forma Company, except as described in or contemplated by the Prospectus.

          (ab) None of the Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.

          (ac) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (ad) The Company has obtained all consents and waivers under the Company's Senior Credit Facility (as defined in the Prospectus) necessary to consummate the Offering and the Recapitalization.

          (ae) Pinnacle Towers Inc., Tower Systems, Inc. and Coverage Plus Antennae Systems, Inc. are the only subsidiaries of the Company.

     2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters, on behalf of itself only, and not with respect to any other Selling Shareholder, that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Recapitalization Agreement, the Registration Rights Agreement, the Custody Agreement signed by such Selling Shareholder and First Union National Bank, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and, as applicable, the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or the agreement of limited partnership of such Selling Shareholder (if such Selling Shareholder is a limited partnership), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Recapitalization Agreement, the Registration Rights Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the Securities Act of 1933 and the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Recapitalization Agreement, the Registration Rights Agreement, the Custody Agreement and, as applicable, the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d) The Custody Agreement and, as applicable, the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

          (e) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) Each of the Recapitalization Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Selling Shareholders that is a party thereto, and constitutes a valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms.

          (g) All information in the Registration Statement under the caption "Principal and Selling Stockholders", when such Registration Statement became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and all such information in the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Agreements to Sell and Purchase. Each of the Company and the Selling Shareholders, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II or
Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Company and the Selling Shareholders, severally and not jointly, agree to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,025,000 Additional Shares at the Purchase Price. If the Underwriters elect to purchase less than all of the

Additional Shares, then the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) to be purchased from each Seller shall bear the same proportion to the total number of Additional Shares purchased as the number of Company Shares or Selling Shareholder Shares sold by such Seller (as the case may be) bears to the total number of Firm Shares. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to the Recapitalization, (C) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (D) the grant of options to purchase shares of Common Stock under the Company's Stock Incentive Plan provided such options do not vest prior to the expiration of the 180-day period referenced herein, and provided further, that in the case of subclause (C) of this paragraph, the recipient of any such shares agrees to execute a lock-up agreement in the form of Exhibit A hereof.

     In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company and to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August __, 1998, or at such other time on the same or such other date, not later than August __, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to the Company and to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than September __, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

    The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change in the MobileMedia Acquisition, or, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or the Pro Forma Company and its subsidiaries taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Robert J. Wolsey, in his capacity as the Chief Executive Officer of the Company and by Steven Day, in his capacity as the Chief Financial Officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received a certificate from or on behalf of each Selling Shareholder, dated the Closing Date and signed by or on behalf of such Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be preferred or satisfied hereunder on or before the Closing Date.

          (d) The Underwriters shall have received on the Closing Date an opinion of Holland & Knight LLP, outside counsel for the Company, dated the Closing Date, confirming the consummation of the Recapitalization and to the effect set forth in Exhibit B hereto.

          (e) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for ABRY II, dated the Closing Date, to the effect that:

               (i) the execution and delivery by ABRY II of, and the performance by ABRY II of its obligations under, this Agreement, the Recapitalization Agreement, the Registration Rights Agreement and the Custody Agreement will not violate any provision of applicable law, except as rights to indemnity and contribution may be limited by applicable law, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over ABRY II, which judgment, order or decree is specifically applicable to ABRY II, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by ABRY II of its obligations under this Agreement, the Custody Agreement, the Registration Rights Agreement or the Recapitalization Agreement, except such as may be required by the Securities Act of 1933 and the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares. In rendering the opinion expressed in this paragraph (i) as to violations of applicable law, such counsel may assume that none of the Registration Statement, the Prospectus or any preliminary prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in the light of the circumstances under which they were made not misleading;

               (ii) ABRY II is the sole registered owner of the Shares to be sold by ABRY II;

               (iii) each of the Custody Agreement, the Recapitalization Agreement and the Registration Rights Agreement is a valid and binding agreement of ABRY II and enforceable against ABRY II in accordance with its terms; and

               (iv) upon payment of the purchase prices specified in this Agreement and delivery to the Underwriters of the certificates representing the Shares to be sold by ABRY II pursuant to this Agreement, the Underwriters will have acquired ownership of such Shares free of any adverse claims (as defined under the New York Uniform Commercial Code).

          (f) The Underwriters shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LLP, counsel for ABRY II, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by ABRY II;

               (ii) the execution and delivery by ABRY II of, and the performance by ABRY II of its obligations under, this Agreement, the Custody Agreement, the Recapitalization Agreement and the Registration Rights Agreement will not contravene the agreement of limited partnership of ABRY II, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon ABRY II;

               (iii) ABRY II is a limited partnership duly formed under the
          laws of [                          ]; ABRY II has the legal right and
          partnership power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, the Recapitalization Agreement and the Registration Rights Agreement; and

               (iv) the Custody Agreement, the Recapitalization Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by ABRY II.

          (g) The Underwriters shall have received on the Closing Date an opinion of Holland & Knight, counsel for the Selling Shareholders other than ABRY II (the "NON-ABRY SELLING SHAREHOLDERS"), dated the Closing Date, to the effect set forth in Exhibit C hereto.

          (h) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in a form satisfactory to the Underwriters.

          With respect to Section 6(e), Section 6(f) and Section 6(g) above, Kirkland & Ellis, Testa, Hurwitz & Thibeault, LLP and Holland & Knight may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and
     (D) Kirkland & Ellis and Holland & Knight shall state in their opinion that they are justified in relying on each such other opinion.

          The opinions of Holland & Knight, Kirkland & Ellis and Testa, Hurwitz and Thibeault, LLP described in Sections 6(d), 6(e), 6(f) and 6(g) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, from each of the following independent public accountants: (i) Arthur Andersen LLP (with respect to the financial statements and certain financial information of the tower operations of Southern Communications Services, Inc., (ii) Ernst & Young (with respect to the financial statements and certain financial information of the tower operations of MobileMedia Corporation and its affiliates), and
     (iii) Pricewaterhouse Coopers LLP (with respect to the financial statements and certain financial information of the Company, Shore Communications, Inc., Tidewater Communications, and Majestic Communications, Inc.); provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (j) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (k) The Recapitalization as described in the Prospectus shall have been consummated; the Recapitalization Agreement shall be in full force and effect and no amendment thereto shall have been entered into except with the consent of the Underwriters;.

          (l) The Purchase Agreement shall be in full force and effect and no amendment thereto shall have been entered into and none of the conditions to closing set forth thereon shall have been waived (except in either case with the consent of the Underwriters); the U.S. Bankruptcy Court for the District of Delaware shall have entered an order approving the Purchase Agreement and the MobileMedia Acquisition, and no notice of appeal in respect of such approval shall have been filed by any party.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, 8 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 1999 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Morgan Stanley & Co. Incorporated will notify the Company as to which Participants will need to be so restricted. At the request of Morgan Stanley & Co. Incorporated, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; the Company will pay all fees and disbursements of counsel reasonably incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of each Seller's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) certain costs and expenses of the Sellers relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Sellers and any such consultants, and one half of the cost of any aircraft chartered or limosines rented in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of any of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of
noncompliance by the Company with Section [      ] hereof.

     (b) The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

     (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased any Shares, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

     (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9, 9 or 9, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the

Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.

     Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(a) or Section 6(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (f) To the extent the indemnification provided for in Section 9, 9 or 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9 above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9 above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10 through 10, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I and Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   PINNACLE HOLDINGS INC.



                                   By: _____________________________
                                       Name:
                                       Title:

                                   ABRY BROADCAST PARTNERS, L.P.

                                   By: ABRY Capital, L.P.
                                       General Partner


                                   By: ABRY Holdings, Inc.
                                       General Partner



                                   By: ____________________________
                                       Name:
                                       Title:

                              The Non-ABRY Selling Shareholders named in
                                  Schedule I hereto, acting severally


                              By:___________________________________________
                                  Robert J. Wolsey
                                  Attorney-in-Fact


                              By:___________________________________________
                                  Steven Day
                                  Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
GOLDMAN SACHS & CO.
NATIONSBANC MONTGOMERY SECURITIES LLC
RAYMOND JAMES &
   ASSOCIATES, INC.

Acting severally on behalf of themselves and the several
   U.S. Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:___________________________________________
   Name:
   Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
GOLDMAN SACHS INTERNATIONAL
NATIONSBANC MONTGOMERY SECURITIES LLC
RAYMOND JAMES &
   ASSOCIATES, INC.

Acting severally on behalf of themselves and the several
   International Underwriters named in Schedule III hereto.

By: Morgan Stanley & Co.
     International Limited

By:___________________________________________
   Name:
   Title:

                                                                      SCHEDULE I

                             SELLING SHAREHOLDERS

                                                  NUMBER OF FIRM SHARES    NUMBER OF ADDITIONAL
                     SELLING SHAREHOLDER             TO BE SOLD             SHARES TO BE SOLD
-----------------------------------------------------------------------    --------------------

ABRY Broadcast Partners II, L.P..............          1,451,371                217,705
Robert Wolsey................................            108,553                 16,283
James Dell'Apa...............................             78,837                 11,825
Steven Day...................................             65,191  ***             9,779  ***
Kathleen R. Day..............................                 --                     --
Ben Gaboury..................................              6,324                    949
David Zahn...................................              6,324                    949
Slade Lindsay................................             25,297                  3,794
James Bokish.................................              6,324                    949
Shirley Putnam...............................              6,324                    949
Martin Alvarez...............................              6,324                    949
                                                       ---------                -------
          Total Selling Shareholder Shares:..         [1,760,870]  *           [264,130]  **
                                                       =========                =======

     _______________
*    Adds to 1,760,869
**   Adds to 264,131
***  Needs to be broken down between Mr. and Mrs. Day.

                                                                     SCHEDULE II

                               U.S. UNDERWRITERS

                                                       NUMBER OF FIRM SHARES
                  UNDERWRITER                             TO BE PURCHASED
--------------------------------------------------     ---------------------
Morgan Stanley & Co. Incorporated.................
Smith Barney Inc..................................
Goldman, Sachs & Co...............................
NationsBanc Montgomery Securities LLC.............
Raymond James & Associates, Inc...................
[                                              ]..

                                                              ----------
            Total U.S. Firm Shares:................           10,800,000
                                                              ==========

                                                                    SCHEDULE III

                          INTERNATIONAL UNDERWRITERS

                                                       NUMBER OF FIRM SHARES
                  UNDERWRITER                             TO BE PURCHASED
--------------------------------------------------     ---------------------
Morgan Stanley & Co. International Limited........
Smith Barney Inc..................................
Goldman Sachs International.......................
NationsBanc Montgomery Securities LLC.............
Raymond James & Associates, Inc...................
[                                              ]..

                                                              ---------
           Total International Shares:............            2,700,000
                                                              =========

                                                                       EXHIBIT A



                                                       August __, 1998

Morgan Stanley & Co. Incorporated
Smith Barney Inc.
Goldman Sachs International
NationsBanc Montgomery Securities LLC
Raymond James & Associates, Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Smith Barney Inc.
Goldman Sachs International
NationsBanc Montgomery Securities LLC
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Pinnacle Holdings Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of Common Stock, par value $.001 per share of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                              Very truly yours,



                              ________________________________________
                              (Name)

                              ________________________________________
                              (Address)

                              [insert Exhibit B]

                              [insert Exhibit C]